SCHEDULE 14A INFORMATION

CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
ACT OF 1934

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_| Preliminary Consent Statement
|_| Confidential, for Use of the Commission only (as permitted by rule
    14a-6(e)(2))
|_| Definitive Consent Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to sec.240.14a-11(c) or Rule 14a-12

                           VESTCOM INTERNATIONAL, INC.
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

                (Name of Registrant as Specified in Its Charter)

            HARISH K. CHOPRA -- TIMETRUST, INC. and R-SQUARE LIMITED
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   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid


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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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To the Shareholders of Vestcom International, Inc.:

      The attached open letter of Harish K. Chopra President of TimeTrust, Inc. is being provided to you pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 as "build-up material" relative to a proxy solicitation or a consent solicitation presently contemplated by Harish K. Chopra , TimeTrust, Inc. and R-Squared Limited (collectively, the "Solicitators").

      THE LETTER IS NOT A PROXY STATEMENT OR A CONSENT STATEMENT. THE SOLICITORS ANTICIPATE FILING A PELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND EXPECT THAT A DEFINITIVE PROXY STATEMENT WILL BE AVAILABLE IN THE NEAR FUTURE. PLEASE READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, WHEN IT IS AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SOLICITORS, THE PROPOSALS THEY WILL BE ASKING THE SHAREHOLDERS TO APPROVE, AND ANY PERSONS THEY WILL PROPOSE TO BE ELECTED TO SERVE ON VESTCOM'S BOARD OF DIRECTORS.

      YOU MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT, WHEN IT IS AVAILABLE, AT THE SEC'S WEB SITE AT http://www.sec.gov. THE LETTER IS ALSO AVAILABLE AT THE SEC'S WEB SITE, OR YOU MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) AND OF THE LETTER FROM THE SOLICITORS AT TIMETRUST, INC., 1455 FRAZEE ROAD, SUITE 420, SAN DIEGO, CA 92108, (619) 308-0880, FAX (619) 308- 0881.

      The participants in the solicitation and their holdings of Vestcom's common stock are:

Name and Address                  Amount and Nature                        Percent of
of Participant                    Of Beneficial Ownership                  Class
----------------                  -----------------------                  ----------
1. Harish K. Chopra(1)(3)         670,900 shares of common stock(1)(3)     7.41%(1)(3)
   1455 Frazee Road
   Suite 420
   San Diego, CA 92108

2. Howard April(2)                141,464 shares of common stock(2)        1.56%
   1906-5150 MacDonald Avenue
   Montreal, Quebec
   Canada
   H3X 2V7

3. Parker S. Kennedy                            -0-                        -0-
   1 First American Way
   Santa Ana, CA 92707

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(1)   Includes 84,100 shares held by TimeTrust, Inc. 556,200 shares of Vestcom common stock held by R-Squared Limited, an affiliate of TimeTrust, Inc. and 30,500 shares held by Mr. Chopra personally.

(2) Includes 13,718 shares of Vestcom common stock and 127,746 dividend access shares held by Mr. April which are convertible into 127,746 shares of Vestcom common stock. Mr. April's son, Leonard April, holds 127,746 shares of Vestcom common stock, as to which Howard April disclaims beneficial ownership.


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

4. Frank E. Raab                              2,000                        0.002%
   865 S. Figuerera #2500
   Los Angeles, CA 90017

5. Robert J. Verrilli             3,500 shares of common stock             -0-
   1455 Frazee Road
   Suite 420
s   San Diego, CA 92108

6. R-Squared Limited(3)           670,800 shares of common stock           7.41%
   P.O. Box 1586 GT
   Cardinal Avenue
   George Town
   Grand Cayman
   British West Indies

7. TimeTrust, Inc.(3)             670,800 shares of common stock(3)        7.41%(3)
   1455 Frazee Road
   Suite 420
   San Diego, CA 92108

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(3)   Mr. Chopra, TimeTrust, Inc. and R-Square Limited, are members of a "group"
      as defined by Rule 13d under the Securities Exchange Act of 1934, pursuant to which each is deemed to be the beneficial owner of the aggregate number of Vestcom common shares beneficially owned by all members of the group, as a group.


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

TIMETRUST, INC.
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1455 Frazee Road                                               Tel: 885-549-7500
Suite 420                                                      Tel: 619-308-0880
San Diego, California 92108                                    Fax: 619-308-0881

                                  PRESS RELEASE

                                              Contact: Robert Verrilli
                                                       Chief Financial Officer
FOR IMMEDIATE RELEASE

      San Diego, California - May 18, 2000 - Harrish Chopra Accepts Offer to Meet with Vestcom Board; Poison Pill Litigation Continues; Open Letter to Vestcom Shareholders

Dear Vestcom Shareholders:

      As you will recall, I, TimeTrust, Inc. and R-Squared, Ltd. launched our Consent Solicitation on March 7, 2000, because we believed that a revised operations strategy under the leadership of new, senior management was necessary for Vestcom's stock price to recover and reflect the Company's real potential. We also believed that Vestcom's incumbent management had unfairly sought to entrench itself by adopting a "dead hand" Poison Pill and by amending the by-laws so as to limit your rights as shareholders. In our solicitation materials, we pointed out how certain operations strategies had, in our view, led to the precipitous decline in Vestcom's stock price, and how the "dead hand" Poison Pill and related by-law amendments had disenfranchised the shareholders.

      Throughout, our objective has been to enhance shareholder value - by improving Vestcom's operations and by returning Vestcom to fundamental principles of shareholder democracy. Accordingly, when we learned in late March
- early April that incumbent management was discussing an acquisition or merger of Vestcom with third parties, we withdrew our Consent Solicitation in the hope that by the time of Vestcom's 2000 Annual Meeting those discussions will have borne fruit and resulted in a proposal in which shareholder value would exceed the present market price of Vestcom's common stock.

      It appears that Vestcom's incumbent management has recently taken at least part of our message to heart. In a regulatory filing made April 21, 2000, Vestcom told the SEC but not you, the Company's owners, that on April 19, 2000, the Board amended Vestcom's Poison Pill to eliminate the most egregious of its "dead hand" features and to make it clear that shareholders who together own 10% or more of Vestcom's common stock may join together to call special meetings without "triggering" the Poison Pill. We believe this is a step in the right direction.

      Nonetheless, we will remain skeptical of incumbent management's motives until they finally enter into a definitive transaction that brings better value to the Vestcom shareholders. It is for this reason, that we made our shareholder proposal to run our own slate of director nominees at the Annual Meeting and we have also pressed forward in our litigation seeking judicial invalidation of the remaining improper restrictive features of the Vestcom Poison Pill and those of its provisions that worked to deprive the Vestcom shareholders of their rights.

      Further, significant issues remain outstanding. If the present merger/acquisition discussions do not result in a proposal for the shareholders to vote on, the questions regarding Vestcom's senior management and business strategy that we raised in our Consent Solicitation still will need to be addressed. And the Board's recent amendment of the Poison Pill left unresolved what we believe to be unlawful limitations (i) any newly elected Board's power to "turn off" the Poison


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Pill; and (ii) on the rights of existing shareholders to purchase Vestcom stock without being penalized by triggering the Poison Pill. In the hope of resolving these and other similar issues in advance, I have accepted the recent invitation of incumbent management to meet with Vestcom's Board. The outcome of that meeting (and the final judicial disposition of our claims in the pending litigation) will, obviously, make clear the present Board's intentions and influence our future actions.

      In summary, we believe our Consent Solicitation incentivized Vestcom's incumbent Board to seek ways to enhance shareholder value (specifically, by rigorously pursuing the present merger/acquisition discussions) and caused the Board to acknowledge the unlawfulness of the Poison Pill's "dead hand" provisions. We are happy to, in this way, act as constructive advocates of shareholder value and shareholder rights for the benefit of all Vestcom shareholders.

                                        Very truly yours,
                                        Harish K. Chopra
                                        President


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